EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby acknowledges and agrees to the joint filing on behalf of each of them of a statement on
Schedule 13D (including amendments thereto) with respect to the common stock, par value $.001 per share, of Cole National Corporation, a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained in the above referenced Schedule 13D, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 15th day of June, 2001.


                                   HAL HOLDING N.V.,
                                   A Netherlands Antilles Company


                                   By:  /s/ Martijn van der Vorm
                                        ---------------------------------------
                                        Name:     Martijn van der Vorm
                                        Title:    Authorized Signatory


                                   HAL INTERNATIONAL N.V.,
                                   A Netherlands Antilles Company


                                   By:  /s/ Martijn van der Vorm
                                        ---------------------------------------
                                        Name:     Martijn van der Vorm
                                        Title:    Managing Director